EXHIBIT 31.1

CERTIFICATIONS

I, Steve Christensen, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Heron Lake BioEnergy, LLC;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 23, 2014
/s/ Steve Christensen
Steve Christensen
Chief Executive Officer
(principal executive officer)